UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 13, 2005 (December 9, 2005)

Heritage Property Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31297	04-3474810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Dartmouth Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Director Compensation

On December 9, 2005, the Board of Directors of Heritage Property Investment Trust, Inc. (the “Company”) approved modifications, effective January 1, 2006, to the Company’s Outside Directors Compensation Plan.  Under the Plan, compensation is paid to directors who are neither employees of the Company nor members of the Board of Trustees of the Company’s largest stockholder, Net Realty Holding Trust, in connection with service on the Board of Directors of the Company.  The modifications increase the annual retainer paid to the Chairperson of each Committee of the Company’s Board of Directors, with the Audit Committee Chairperson’s annual retainer increasing from $5,000 to $10,000,  the Compensation Committee Chairperson’s annual retainer increasing from $3,000 to $6,000, and the Nominating and Corporate Governance Committee and each other Committee Chairperson’s annual retainer increasing from $2,000 to $4,000.  The modifications also increase the fees paid for attendance at board meetings from $250 per meeting to $1,500 per meeting.

A schedule outlining all of the terms of the Company’s director compensation arrangements, to be effective January 1, 2006, is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.                                       Financial Statements and Exhibits.

(d) Exhibits.

10.1	Director Compensation Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY
INVESTMENT TRUST, INC.

/s/Thomas C. Prendergast
Thomas C. Prendergast
President and Chief Executive Officer

/s/David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial
Officer and Treasurer

Dated: December 13, 2005